Exhibit 10.10

regenique group Limited

2025 Share Incentive Plan

1.	Purposes of this Plan. The purposes of this Plan are to attract and retain the best available talents, to provide incentives to Eligible Persons and to promote the success of the Company’s business. For the avoidance of doubt, this Plan does not intend to provide incentive to and shall not be applicable to any other person.

2.	Definitions. The following definitions shall apply as used herein and in the individual Award Agreements except as defined otherwise in an individual Award Agreement. In the event a term is separately defined in an individual Award Agreement, such definition shall supersede the definition contained in this Section.

(a)	“Administrator” has the meaning described in Section 4(a)(i).

(b)	“Applicable Laws” means the legal requirements relating to this Plan and the Awards under applicable laws, regulations, rules, federal securities laws, state corporate and securities laws, the rules of any applicable stock exchange or national market system, and the laws, regulations, orders or rules of any jurisdiction applicable to the Company and the Awards granted to residents therein or the Grantees receiving such Awards, which shall include but is not limited to Cayman Islands laws.

(c)	“Assumed” means that, pursuant to a Corporate Transaction, either (i) the Award is expressly affirmed by the Company or (ii) the contractual obligations represented by the Award are expressly assumed (and not simply by operation of law) by the successor entity or its Parent in connection with the Corporate Transaction with appropriate adjustments to the number and type of securities of the successor entity or its Parent subject to the Award and the exercise or purchase price thereof which at least preserves the compensation element of the Award existing at the time of the Corporate Transaction as determined in accordance with the instruments evidencing the agreement to assume the Award.

(d)	“Award” means the grant of an Option, Restricted Share, or other types of equity-based incentives to a Grantee under this Plan.

(e)	“Award Agreement” means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

(f)	“Board” means the board of directors of the Company.

(g)	“Company” means Regenique Group Limited, a company incorporated with limited liability under the laws of the Cayman Islands or any successor corporation that adopts this Plan in connection with a Corporate Transaction.

(h)	“Code” means the Internal Revenue Code of 1986 of the United States, as amended.

(i)	“Control” of a given Person means the power or authority, whether exercised or not, to direct the business, management, and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; provided, that such power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors of such Person.

(j)	“Corporate Transaction” means (as determined by the Administrator acting reasonably) any of the following transactions:

(i)	a merger, amalgamation, consolidation, or other business combination of the Company with or into any Person, in which the Company is not the surviving entity, or any other transaction or series of transactions, as a result of which the shareholders of the Company immediately prior to such transaction or series of transactions will cease to own a majority of the voting power of the surviving entity immediately after consummation of such transaction or series of transactions, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(ii)	the sales, transfer, exclusive license, or other disposition of all or substantially all of the assets of the Company and its Subsidiaries;

(iii)	the completion of liquidation or dissolution of the Company;

(iv)	any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the Shares outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, or (B) in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a Person or Persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger, but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction; or

(v)	acquisition in a single or series of related transactions by any Person or related group of Persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities, but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction.

(k)	“Director” means a member of the Board or the board of directors of any Related Entity.

(l)	“Effective Date” means the first calendar day immediately after the completion of the initial public offering of the Company.

(m)	“Eligible Persons” means officers, directors, advisors, personnel and employees of the Company and Related Entities, but only to the extent Shares to be issued hereunder to any such potential Eligible Person are eligible for registration under Form S-8 or its equivalents.

(n)	“Exchange Act” means the Securities Exchange Act of 1934 of the United States, as amended.

(o)	“Exercise Window” means such period of time determined by the Administrator in his sole discretion during which an Award may be exercised, with reasonable advance notice to Grantees.

(p)	“Expiration Date” means the tenth anniversary of the Effective Date.

(q)	“Grantee” means an Eligible Person who receives an Award under this Plan.

(r)	“M&A” means the currently effective memorandum and articles of association of the Company, as amended from time to time.

(s)	“Option” means a right granted to a Grantee pursuant to Section 1 of this Plan to purchase a specified number of Shares at a specified price being no less than the par value of such Share during specified time periods.

(t)	“Parent” means any company (other than the Company) in an unbroken chain of companies ending with the Company, if each of the companies (other than the Company) owns or Controls shares possessing 50% or more of the total combined voting power of all classes of shares in one of the other companies in such chain. A company that attains the status of a Parent on a date after the adoption of this Plan shall be considered a Parent commencing as of such date.

(u)	“Person” means any individual, corporation, partnership, limited partnership, limited liability company, firm, joint venture, estate, trust, unincorporated organization, association, enterprise, institution, public benefit corporation, entity, or governmental or regulatory authority or other entity of any kind or nature.

(v)	“Plan” means this 2025 Share Incentive Plan.

(w)	“Registration Date” means the date of filing a registration statement on Form S-8 under the Securities Act of 1933, as amended, registering the securities issuable under this Plan.

(x)	“Related Entity” means any Subsidiary or Parent of the Company.

(y)	“Replaced” means that, pursuant to a Corporate Transaction, the Award is replaced with a comparable share award or a cash incentive program of the Company, the successor entity (if applicable), or the Parent of either of them which preserves the compensation element of such Award existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same (or a more favorable) vesting schedule applicable to such Award. The determination of Award comparability shall be made by the Administrator, and its determination shall be final, binding and conclusive.

(z)	“Restricted Share” means a Share awarded to a Grantee that is subject to certain restrictions and may be subject to risk of forfeiture.

(aa)	“Share” means the Company’s Class A ordinary shares, currently of par value of US$0.0001 each or such par value may be adjusted resulting from a share subdivision, share consolidation, combination or reclassification of the Shares, or similar transaction affecting the Shares.

(bb)	“Spin-off Transaction” means a distribution by the Company to its shareholders of all or any portion of the securities of any Subsidiary of the Company.

(cc)	“Subsidiary” means with respect to a specific entity, (A) any entity (x) more than fifty percent (50%) of whose shares or other interests entitled to vote in the election of directors or (y) more than a fifty percent (50%) interests in whose profits or capital, are owned or Controlled directly or indirectly by the subject entity or through one (1) or more Subsidiaries of the subject entity; (B) any entity whose assets, or portions thereof, are consolidated with the net earnings of the subject entity and are recorded on the books of the subject entity for financial reporting purposes in accordance with U.S. GAAP; or (C) any entity with respect to which the subject entity has the power to otherwise direct the business and policies of that entity directly or indirectly through another Subsidiary.

3.	Shares Subject to this Plan.

(a)	The Shares to be issued pursuant to the Awards under this Plan shall be authorized, but unissued, or reacquired Shares. Subject to the provisions of Section 9 below, the maximum aggregate number of Shares that may be issued pursuant to all Awards under this Plan shall be 5,000,000 Shares, representing not less than 10 percent (10%) of the total number of Shares outstanding on the Effective Date.

Notwithstanding the limit in the paragraph above and subject to any adjustments as necessary and any adjustments upon changes in capitalization under Section 10, the aggregate number of Shares pursuant to the Awards will automatically increase on the first calendar day of each fiscal year such that the number of Shares that may be issued pursuant to all Awards shall be not less than 10 percent (10%) of the total number of Shares outstanding as of the last calendar day of the immediately preceding fiscal year. For the avoidance of doubt, the number of Shares under this Plan shall at all times be subject to the authorized but unissued Shares of the Company.

(b)	Any Shares covered by an Award (or portion of an Award) that is forfeited, canceled, or expires (whether voluntarily or involuntarily) shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares that may be issued under this Plan. Shares that actually have been issued under this Plan pursuant to an Award shall not be returned to this Plan and shall not become available for future issuance under this Plan, except that if unvested Shares are forfeited, or repurchased by the Company, such Shares shall become available for future grant under this Plan. To the extent not prohibited by the Applicable Laws and the listing requirements of Nasdaq Stock Market or any other applicable stock exchange or national market system on which the Shares are traded, any Shares covered by an Award which are surrendered (i) in payment of the Award exercise or purchase price or (ii) in satisfaction of tax withholding obligations incident to the exercise of an Award shall be deemed not to have been issued for purposes of determining the maximum number of Shares which may be issued pursuant to all Awards under this Plan, unless otherwise determined by the Administrator.

4.	Administration of this Plan.

(a)	Plan Administrator.

(i)	Administration. This Plan shall be administered by the Board or a committee of one or more members of the Board (the “Administrator”). With respect to any decision relating to an Eligible Person who is a Director or officer, the Administrator shall delegate its authority to a committee consisting solely of two or more Directors who are disinterested. The Administrator may authorize one or more officers or Directors of the Company to grant such Awards and may limit such authority as the Administrator determines from time to time. Notwithstanding the foregoing, the full Board, acting by majority of its members in office, shall conduct the general administration of this Plan as the Administrator if required by Applicable Laws.

(ii)	Administration Errors. In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws and approved by the Administration.

(b)	Powers of the Administrator. Subject to Applicable Laws and the provisions of this Plan (including any other powers given to the Administrator hereunder), the Administrator shall have the authority, in its discretion:

(i)	to select among the Eligible Persons individuals to whom Awards may be granted from time to time hereunder;

(ii)	to determine whether and to what extent Awards are granted hereunder;

(iii)	to determine the type or the number of Awards to be granted, the number of Shares, or the amount of consideration to be covered by each Award granted hereunder;

(iv)	to approve forms of Award Agreements for use under this Plan, to amend terms of the Award Agreements;

(v)	to determine or alter the terms and conditions of any Award granted hereunder (including without limitation the vesting schedule and exercise price set forth in the relevant notice of award or Award Agreement);

(vi)	to amend the terms of any outstanding Award granted under this Plan, provided that any amendment that would adversely affect the Grantee’s rights under an outstanding Award in material aspects shall not be made without the Grantee’s written consent;

(vii)	to construe and interpret the terms of this Plan and Awards, including without limitation, any notice of Award or Award Agreement, granted pursuant to this Plan;

(viii)	to require the Grantee to provide representation or evidence that any currency used to pay the exercise price of any Award was legally acquired and taken out of the jurisdiction in which the Grantee resides in accordance with the Applicable Laws;

(ix)	to determine whether and at what price to repurchase from the Grantee all or any portion of the Shares obtained by the Grantee upon exercise of any Awards; and

(x)	to take such other action, not inconsistent with the terms of this Plan and the Applicable Laws, as the Administrator deems appropriate.

(c)	Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or employees of the Company or a Related Entity, members of the Board and any employees of the Company or a Related Entity to whom authority to act for the Board, the Administrator, or the Company is delegated shall be defended and indemnified by the Company to the extent permitted by Applicable Law and in the manner approved by the Administrator, on an after-tax basis, against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with this Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit or proceeding that such Person is liable for gross negligence, bad faith or intentional misconduct; provided, however, that within thirty (30) days after the institution of such claim, investigation, action, suit or proceeding, such Person shall offer to the Company, in writing, the opportunity at the Company’s expense to defend the same.

5.	Eligibility. Awards may be granted only to Eligible Persons. An Eligible Person who has been granted an Award may, if otherwise eligible, be granted additional Awards.

6.	Terms and Conditions of Awards.

(a)	Types of Awards. The Administrator is authorized under this Plan to grant any types of Awards (or any combination thereof) to an Eligible Person that is not inconsistent with the provisions of this Plan and in compliance with all Applicable Laws and that by its terms involves or might involve (i) the issuance of an Option, Restricted Share or any other similar right with a fixed or variable price of the Shares which shall always be no less than the par value of such Share(s) and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions; or (ii) the issuance of Shares directly, either through immediate purchase of such Shares or as a bonus.

(b)	Designation of Award. Each Award shall be designated in the Award Agreement. An Award may consist of one type of right or benefit hereunder or of two or more such rights or benefits granted in tandem or in the alternative.

(c)	Conditions of Award. Subject to the terms of this Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, forfeiture provisions, form of payment (Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. Each Award shall be subject to the terms of an Award Agreement approved by the Administrator. The performance criteria may be applicable to the Company, Related Entities, and/or any individual business units of the Company or any Related Entity.

(d)	Acquisitions and Other Transactions. The Administrator may issue Awards under this Plan in settlement, assumption, or substitution for outstanding rights or obligations and in connection with the Company or a Related Entity acquiring another entity, an interest in another entity, or an additional interest in a Related Entity whether by merger, share purchase, asset purchase or other form of transaction.

(e)	Separate Programs. The Administrator may establish one or more separate programs under this Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

(f)	Term of Award. The term of each Award shall be the term stated in the Award Agreement.

(g)	Transfer Restrictions. Unless otherwise expressly provided in the Award Agreements or pursuant to Section 6(h) below, the Grantee shall not transfer, sell, hypothecate, encumber, or otherwise dispose of any Award or any right or interest thereunder, unless and until the Award, or a portion thereof, is vested; (if applicable) any right to receive Shares in respect of such vested portion is exercised.

(h)	Limited Exception to Transfer Restrictions. The transfer restrictions set forth in Section 6(g) shall not apply to: (A) transfers to the Company or a Related Entity; (B) transfers by gift to “immediate family” as that term is defined in SEC Rule 16a-1(e) promulgated under the Exchange Act; (C) designations of beneficiaries and trustees in wills and trusts or, if the Grantee has died, transfers to or exercises by the Grantee’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution; (D) transfers to the Grantee’s duly authorized legal representative if the Grantee suffers a disability; or (E) transfers approved by the Administrator. Any permitted transfer shall be subject to the condition that the Administrator receives evidence satisfactory to it that such transfer is on a basis consistent with the Company’s lawful issue of securities; does not contravene the M&A or other documents applicable to the transfer of Shares or other equity interests in the Company; and the transferee has agreed in writing to abide by the terms of this Plan and the relevant Award Agreement, including the notice requirement set out in Section (i).

Notwithstanding anything else in this Section 6(h) to the contrary, but subject to compliance with all Applicable Laws, Options and Restricted Shares pursuant to the Awards will be subject to any and all transfer restrictions under the Code applicable to such Awards or necessary to maintain the intended tax consequences of such Awards. Notwithstanding clause Section 6(h) (B) above but subject to compliance with all Applicable Laws, any contemplated transfer by gift to “immediate family” as referenced in clause Section 6(h) (B) above is subject to the condition precedent that the transfer be approved by the Administrator in order for it to be effective.

(i)	Notice of Disposition. The Grantee shall give the Company prompt written notice of any disposition of Shares acquired under an Award within (i) two years from the date of grant of such Option, Restricted Share or other types of awards and (ii) (if applicable) one year following the acquisition of the Shares under the terms of the Award Agreement, whichever is later.

(j)	Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award or such other date as is determined by the Administrator.

7.	Settlements and Taxes.

(a)	Payment for Shares. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued pursuant to an Award, including the method of payment, shall be determined by the Administrator. In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued pursuant to an Award the following:

(i)	cash;

(ii)	check;

(iii)	if the exercise or purchase occurs on or after the Registration Date, or as otherwise permitted by the Administrator, surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require which have a value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised;

(iv)	with respect to Options, if the exercise occurs on or after the Registration Date, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company-designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction; or

(v)	any combination of the foregoing methods of payment.

The Administrator may at any time or from time to time, by adoption of or by amendment to the standard forms of Award Agreement described in Section 4(b)(iv), or by other means, grant Awards which do not permit all of the foregoing forms of consideration to be used in payment for the Shares or which otherwise restrict one or more forms of consideration.

(b)	Taxes. No Shares shall be delivered under this Plan to any Grantee or other Person until such Grantee or other Person has made arrangements acceptable to the Administrator for the satisfaction of any income and employment tax withholding obligations under any Applicable Laws. The Grantee shall be responsible while the Company shall not be responsible for all taxes associated with the receipt, vest, exercise, transfer, and disposal of the Awards and the Shares. Upon exercise of an Award, the Company and/or the Related Entity which is an employer of the Grantee shall have the right to withhold or collect from the Grantee an amount sufficient to satisfy such tax obligations.

(c)	Clawback & Recovery. If the Administrator, in its sole discretion, determines that a Grantee has violated any covenants under the terms of employment, either during employment with the Company or after such employment terminates for any reason, the Administrator may revoke any or all of the Awards made under the Plan, including any Awards previously transferred to other persons. Further, the Administrator may require the Grantee to return any Shares acquired under the Awards and require the reimbursement to the Company of any net proceeds received from the sale of any Shares acquired as a result of such exercise or exercises.

8.	Exercise of Award.

(a)	Procedure for Exercise.

(i)	Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of this Plan and specified in the Award Agreement. Any Award granted hereunder that has been vested may be exercised only during an Exercise Window.

(ii)	An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company, during an Exercise Window, in accordance with the terms of the Award by the Person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised.

(b)	No Exercise in Violation of Applicable Laws. Notwithstanding the foregoing, regardless of whether an Award has otherwise become exercisable, the Award shall not be exercised if the Administrator (in its sole discretion) determines that an exercise would violate any Applicable Laws.

(c)	Restrictions on Exercise. Notwithstanding the foregoing, regardless of whether an Award has become vested and exercisable, no Award may be exercised until after the Registration Date (subject to any further blackout/silence period as required by law).

9.	Conditions Upon Issuance of Shares.

(a)	Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, the M&A, and the relevant Award Agreement.

(b)	As a condition to the exercise of an Award, the applicable Award Agreement may require the Grantee to grant a power of attorney to the Board or any Person designated by the Board to exercise the voting rights with respect to the Shares, and the Company may require the Person exercising such Award to acknowledge and agree to be bound by the provisions of the currently effective M&A and other documents of the Company in relation to the Shares, as if the Grantee is a holder of Shares thereunder.

10.	Adjustments Upon Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Award, the number of Shares which have been authorized for issuance under this Plan but as to which no Awards have yet been granted or which have been returned to this Plan, the exercise or purchase price of each such outstanding Award, the maximum number of Shares with respect to which Awards may be granted to any Grantee in any fiscal year of the Company, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (A) any increase or decrease in the number of issued Shares resulting from a share subdivision, share consolidation, share dividend, combination or reclassification of the Shares, or similar transaction affecting the Shares, (B) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (C) as the Administrator may determine in its discretion, any other transaction with respect to Shares including a corporate merger, consolidation, acquisition of property or equity, separation (including a spin-off or other distribution of shares or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, and its determination shall be final, binding, and conclusive. Except as the Administrator determines, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award. In the event of a Spin-off Transaction, the Administrator may in its discretion make such adjustments and take such other action as it deems appropriate with respect to outstanding Awards under this Plan, including but not limited to: (A) adjustments to the number and kind of Shares, the exercise or purchase price per Share and the vesting periods of outstanding Awards, (B) prohibit the exercise of Awards during certain periods of time prior to the consummation of the Spin-off Transaction, or (C) the substitution, exchange or grant of Awards to purchase securities of the Subsidiary; provided that the Administrator shall not be obligated to make any such adjustments or take any such action hereunder.

11.	Corporate Transactions. In the event of a Corporate Transaction, each Award can be, as determined by the Administrator, Assumed or Replaced (or without taking any action) immediately prior to the specified effective date of such Corporate Transaction. All outstanding Awards under this Plan shall terminate upon the consummation of such Corporate Transaction, provided, however, that all such Awards shall not terminate to the extent they are Assumed or Replaced in connection with the Corporate Transaction.

12.	Effective Date and Term of Plan. This Plan shall commence on the Effective Date or as otherwise specified by the Board on a later date. This Plan shall continue in effect for a term of ten (10) years and end automatically on the Expiration Date, unless sooner terminated. Subject to Applicable Laws, Awards may be granted under this Plan upon its becoming effective.

13.	Amendment, Suspension, or Termination of this Plan.

(a)	The Board may at any time amend (including extend the term of this Plan), suspend, or terminate this Plan; provided, however, that no such amendment, suspension, or termination shall be made without the approval of the Company’s shareholders to the extent such approval is required by the M&A, the Applicable Laws, or as otherwise determined by the Board at the time of adoption of this Plan.

(b)	No Award may be granted during any suspension of this Plan or after termination of this Plan.

(c)	Unless otherwise determined by the Administrator in good faith, the suspension, amendment, or termination of this Plan (including termination of this Plan under Section 1, above) shall not materially adversely affect any rights under Awards already granted to a Grantee.

14.	Reservation of Shares.

(a)	The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of this Plan (whichever is higher).

(b)	The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

15.	No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to the level of compensation. This Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

16.	Vesting Schedule. The Awards to be issued to any Grantee at such time prior to the Registration Date shall be subject to the vesting schedule as specified in the Award Agreement of such Grantee. The Administrator shall have the right to adjust the vesting schedule of the Awards granted to the Grantees.

17.	Holding Company, Trustee, etc. Notwithstanding anything to the contrary in this Plan, any Award Agreement, any notice of Award, or the terms on which any Award is granted or vested, any underlying Share of the Awards may, at the Administrator’s own discretion, be held by one or more holding companies or trustees or other nominees (collectively, the “Trustees”) as designated by the Administrator for the Grantees, and this Plan may be implemented and administrated by the Administrator through the Trustees.

18.	Unfunded Obligation. Any amounts payable to Grantees pursuant to this Plan shall be unfunded and unsecured obligations for all purposes. Neither the Company nor any Related Entity shall be required to segregate any monies from its general funds, create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Grantee account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company, or any Related Entity and a Grantee, or otherwise create any vested or beneficial interest in any Grantee or the Grantee’s creditors in any assets of the Company or a Related Entity. The Grantees shall have no claim against the Company or any Related Entity for any changes in the value of any assets that may be invested or reinvested by the Company with respect to this Plan.

19.	Non-exclusivity of this Plan. Subject to the Applicable Laws, neither the adoption of this Plan by the Board nor the submission of this Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of share options or other equity-based awards otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

20.	Other Agreements. Notwithstanding the above, the Administrator may require, as a condition to the grant of and/or the receipt of Shares under an Award, that the Grantee execute lock-up, shareholder, or other agreements, as it may determine in its sole and absolute discretion.

21.	Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise. Masculine pronouns and other words of masculine gender shall refer to both men and women.

22.	Severability. If any provision of this Plan or any Award or Award Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, such provision shall be construed or deemed amended to conform to the Applicable Laws in the manner that most closely reflects the original intent of the Award or this Plan, or if it cannot be construed or deemed amended without, in the determination of the Administrator, materially altering the intent of this Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction and the remainder of this Plan and any such Award shall remain in full force and effect.

23.	Governing Law. This Plan is to be construed in accordance with and governed by the laws of the state of New York, without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the laws of the state of New York to the rights and duties of the parties.